HJ & ASSOCIATES, L.L.C..
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
50 South Main Street, Suite 1450
Salt Lake City, Utah 84144

September 25, 2003



                  INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors and Shareholders of Nexia Holdings, Inc.
Salt Lake City, Utah


We hereby consent to the incorporation by reference in this Registration Statement of Nexia Holdings, Inc. on Form S-8, of our report dated May 27, 2003, (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a goiong concern), included in and incorporated by reference in the Annual Report on Form 10-KSB of Nexia Holdings, Inc. for the year ended December 31, 2002 and to all references to our firm included in this Registration Statement.




 /s/ HJ & Associates, L.L.C.
------------------------------
HJ & Associates, LLC
Salt Lake City, Utah
September 25, 2003

                  INDEPENDENT AUDITORS' CONSENT






Nexia Holdings, Inc.


We hereby consent to the use of our audit report dated March 26, 2002, of Diversified Holdings I, Inc., Wichita Development Corporation, Golden Opportunity Development Corporation, Wasatch Capital Corporation, Downtown Development Corporation, and Canton Tire Recycling of West Virginia, Inc. for the year ended December 31, 2001 in the Form S-8 of Nexia Holdings, Inc.




/s/ Tanner + Co.





Salt Lake City, Utah
September 26, 2003